FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:
Teri Dahlman (617) 995-9905

IDENIX PHARMACEUTICALS APPOINTS
TAMAR D. HOWSON TO ITS BOARD OF DIRECTORS

Cambridge, MA, March 30, 2010 - Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today announced that it has appointed Tamar D. Howson to its Board of Directors.  Ms. Howson is currently a Partner at JSB-Partners, a transaction advisory firm serving the life sciences industry.  Ms. Howson has extensive experience in licensing, collaborations and M&A transactions in her 20-year career as a corporate and business development executive and advisor to pharmaceutical and biotechnology companies.

“Tamar is an internationally recognized pharmaceutical executive with broad industry expertise in global business development and venture capital investments.  Over the course of her career, Ms. Howson has executed close to 100 transactions in life sciences,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix. “Her background and strategic insight will be an important asset to the Idenix Board of Directors.”

Prior to joining JSB-Partners, Ms. Howson was executive vice president of business development at Lexicon Pharmaceuticals where she led the company’s partnering and licensing efforts. From 2001 to 2007, Tamar was senior vice president corporate and business development at Bristol Myers Squibb overseeing M&A, licensing and research collaborations across all businesses. In 2000 and 2001, Ms. Howson served as a business development and strategy consultant to biotechnology companies in the United States and in Europe. Ms. Howson worked at SmithKline Beecham from 1991 to 2000, where she was senior vice president and director of business development, responsible for worldwide in-licensing and business development. She also managed SR One, SmithKline Beecham’s $100 million venture capital fund. Before joining SmithKline Beecham, Ms. Howson served as vice president, venture investments at Johnson Associates, a venture capital firm, and earlier as director, worldwide business development and licensing for Squibb Corporation. In 1999, Ms. Howson received the Healthcare Businesswomen’s Association “Woman of the Year” Award.

Ms. Howson currently serves on the board of S*Bio Pte Ltd, a consultant to Pitnago Venture Fund and is a member of the advisory board to Triana Venture Partners.  She previously served on the boards of Ariad Pharmaceuticals, SkyPharma, NPS Pharma, Targacept, and HBA. Ms. Howson holds an M.B.A from Columbia University, a M.S. from City College of New York and a B.S. in Chemical Engineering from the Technion in Israel.

About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix's current focus is on the treatment of chronic hepatitis C. For further information about Idenix, please refer to www.idenix.com.

Forward-looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including, but not limited to, the statements regarding the company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expects,” “plans,” “anticipates,” “will,” “estimates,” “projects,” “would,” “could,” “targets,” and similar expressions are also intended to identify forward-looking statements, as are express or implied statements with respect to the company’s clinical development programs or commercialization activities in HIV or hepatitis C, or any potential pipeline candidates and expectations with respect to additional milestone payments, future royalty payments and cash balances at the end of 2009. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: there can be no guarantees that historical sales of Tyzeka®/Sebivo® (telbivudine) will in any way suggest future royalty payments or royalty rates owed to the company, or that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization;  management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaborations with Novartis Pharma AG and GlaxoSmithKline; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission (SEC), and in any subsequent periodic or current reports that the company files with the SEC.

All forward-looking statements reflect the company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release.  While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the company’s estimates change.

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